Exhibit 99

Press Release   March 19, 2004



NORTHERN EMPIRE BANCSHARES, DECLARATION OF STOCK DIVIDEND

The Board of Directors of Northern Empire Bancshares, the parent company of Sonoma National Bank, has declared a 5% stock dividend to shareholders of record on May 3, 2004. The distribution of new shares will be mailed directly from our transfer agent on approximately May 31, 2004.

Northern Empire Bancshares is pleased to announce Michael Wright of Wright Contracting and Kevin Carinalli of Carinalli Enterprises have been appointed to the board of directors of Sonoma National Bank.